Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Aeglea BioTherapeutics, Inc. of our report dated October 6, 2023 relating to the Statement of Assets Acquired and Liabilities Assumed from Spyre Therapeutics, Inc. by Aeglea BioTherapeutics, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Austin, Texas
November 15, 2023